EXTENSION AGREEMENT

This Extension Agreement (this “Extension Agreement”) is made as of January 28, 2016, by and between ACRE Realty Investors Inc., formerly known as Roberts Realty Investors, Inc., (the “Company”), A-III Investment Partners LLC (“A-III”) and Charles S. Roberts (“Mr. Roberts”).

WHEREAS, the Company and Mr. Roberts are parties to that certain Employment Agreement, dated as of January 30, 2015 (the “Employment Agreement”), and the Company, A-III and Mr. Roberts are parties to that certain Governance and Voting Agreement, dated as of January 30, 2015 (the “Governance and Voting Agreement”);

WHEREAS, the term (the “Term”) of each of the Employment Agreement and Governance and Voting Agreement is set to expire on January 30, 2016; and

WHEREAS, the parties have determined to extend the respective Terms of the Employment Agreement and the Governance and Voting Agreement from January 30, 2016 to June 30, 2016.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

SECTION 1. Extension. The parties hereby agree to extend the Term of the Employment Agreement from January 30, 2016 to June 30, 2016 and hereby agree to extend the Term of the Governance and Voting Agreement from January 30, 2016 to June 30, 2016. Any references in the Employment Agreement or the Governance and Voting Agreement to “the first anniversary of the date hereof,” “during the one-year period after the Closing Date,” “before the first anniversary of the Closing Date” or similar words or phrasing indicating when the term of the Employment Agreement or the Governance and Voting Agreement will expire or when certain rights or obligations thereunder will expire shall now mean “June 30, 2016.”

SECTION 2. Other Provisions. Other than the respective Terms of the Employment Agreement and the Governance and Voting Agreement which are being extended hereby, all of the other respective rights and obligations of the parties under, and all other terms, conditions and provisions of, the Employment Agreement and the Governance and Voting Agreement shall continue in full force and effect until June 30, 2016, unless the Employment Agreement or the Governance and Voting Agreement is amended in writing by the parties or is sooner terminated in accordance with the provisions thereof.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Extension Agreement as of the date first written above.

ACRE REALTY INVESTORS INC.	CHARLES S. ROBERTS

By: /s/ Gregory I. Simon	By: /s/ Charles S. Roberts
Name: Gregory I. Simon	Name: Charles S. Roberts
Title: Executive Vice President,
General Counsel and Secretary

A-III INVESTMENT PARTNERS LLC

By: /s/ Edward Gellert
Name: Edward Gellert
Title: Authorized Signatory

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